UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

AMPHITRITE DIGITAL INCORPORATED

(Exact name of registrant as specified in its charter)

U.S. Virgin Islands	001-41935	66-1005420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification Number)

Amphitrite Digital Incorporated

6501 Red Hook Plaza, Suite 201-465

St. Thomas, Virgin Islands, U.S., 00802

312-386-5906

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Other Events.

Retirement of Patrick Mullett, Director and Officer

Mr. Mullett announced his intention to retire his current role as Director and Vice President of Operations effective April 14, 2024. In connection with his decision, Mr. Mullett advised that he had no disagreements with the Company. The Board expresses its gratitude to Mr. Mullett for his years of service to the Company and wishes him the best in retirement.

Term Completed for Bryan Mason, Director

Mr. Mason’s term as Director with the Company was completed on April 1, 2024. The Board expresses its gratitude to Mr. Mason for his years of service as Director to the Company. Mr. Mason is continuing his position as charter Captain with the Seas the Day USVI operating unit of the Company.

Departure of Kevin Dritschler, Director

Mr. Dritschler announced his intention to retire his current role as Director effective April 5, 2024. In connection with his decision, Mr. Dritschler advised that he had no disagreements with the Company. The Board expresses its gratitude to Mr. Dritschler for his service to the Company and wishes him the best as he begins his first season with the Bassmaster Elite Series fishing tournaments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2024Amphitrite Digital, Inc.

By:/s/ Scott A. Stawski Name: Scott A. Stawski

Title: Executive Chairman